Exhibit 99.1

Mawson Infrastructure Group Inc Announces November 2022 Operational Update

Mawson’s installed operational capacity at approximately 2.5 Exahash as at the end of November across Bitcoin Self-Mining and Hosting Co-location

Approximately $1.6 Million generated from Mawson’s Energy Market Program in November, $9.9 Million generated in 2022 year-to-date

Sharon, Pennsylvania and Sydney, Australia — December 19, 2022 — Mawson Infrastructure Group Inc. (NASDAQ:MIGI) (“Mawson” or the “Company”), a digital infrastructure provider, announces unaudited Bitcoin production and operational update for November 2022.

“November saw the Mawson team focus on development activities at its Pennsylvania facilities, with the expansion to 220 megawatts underway. Our Midland, Pennsylvania facility is expected to be expanded to 100 megawatts in Q1 2023, with our 120-megawatt Sharon, Pennsylvania facility expected to see the first 12 megawatts energized in Q1, 2023. Our Energy Markets Program continues to perform, with $1.6 million generated in November, bringing the 2022 year-to-date revenue to $9.9 million. Having initiated this program in late Q2 we are pleased with this result for the year to date – this flexible program has provided an alternate source of revenue in a tough economic environment. Mawson’s diversified revenue model which combines our Bitcoin Self-Mining, Hosting Co-location and Energy Markets Program has ensured we continue to perform solidly.” said James Manning, CEO.

November Bitcoin Self-Mining, Energy Market Program & Hosting Co-location Update:

●	Equivalent total Bitcoin Production: 124

●	Equivalent BTC production from Energy Market Program: 90 (based on average price of Bitcoin in November of $17,804)

●	Self-Mined Bitcoin produced: 34

●	Self-Mining Installed Capacity: 1 Exahash

●	Year to date self-mined Bitcoin: 1,320

●	Energy Market Program revenue: approximately $1.6 million

●	Year to date Energy Market Program revenue: approximately $9.9 million

●	Hosting Co-location installed capacity: 1.9 Exahash

●	Hosting Co-location megawatts online as at end October: approximately 64 Megawatts

●	Total installed capacity across Bitcoin Self-Mining and Hosting Co-location: 2.9 Exahash

Sale of Georgia Assets:

As announced to the market on October 11, 2022, Mawson has completed the sale of certain assets at its Sandersville, Georgia facility to CleanSpark, Inc (NASDAQ:CLSK) for approximately $40.0 million1. $20.6 million in cash was received from CleanSpark, Inc. throughout October and November, with $6.6 million received in mid-December. The balance of the cash and stock is expected to be received in, Q1 2023 as per previous guidance.

[1]	Assumes maximum earn outs are achieved, no adjustments are made to the purchase price, and uses the CleanSpark, Inc. stock price as at October 7, 2022, and rounding.

2023 Strategy

Mawson intends to focus on the following activities in 2023:

1.	Expand Bitcoin Self-Mining and Hosting Co-location operations to 4.5 Exahash by Q1, 2023 and to our anticipated 8.0 Exahash by Q4, 2023.

2.	Continue the expansion of our 220-megawatt Pennsylvania facilities, where the company has low energy costs and large-scale expansion opportunities.

3.	Continue with our Energy Markets Program, which generates revenue and reduces overall costs of production.

4.	Continue with our strong ESG focus across our business.

5.	Secure a portfolio of site(s) in our preferred geographies and jurisdictions for long term digital infrastructure capacity.

6.	Explore opportunities to expand our digital infrastructure business.

7.	Develop strategic partnerships and relationships with customers and communities.

8.	Continue to explore further asset or development site sales to free up capital for deployment at our preferred sites / those sites which best meet Mawson’s investment criteria.

Aerial view of Midland, Pennsylvania facility expansion

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ENDS

About Mawson Infrastructure

Mawson Infrastructure Group (NASDAQ: MIGI) is a digital infrastructure provider, with multiple operations throughout the USA and Australia. Mawson’s vertically integrated model is based on a long-term strategy to promote the global transition to the new digital economy. Mawson matches sustainable energy infrastructure with next-generation Mobile Data Center (MDC) solutions, enabling low-cost Bitcoin production and on-demand deployment of infrastructure assets. With a strong focus on shareholder returns and an aligned board and management, Mawson Infrastructure Group is emerging as a global leader in ESG focused Bitcoin mining and digital infrastructure.

For more information, visit: www.mawsoninc.com

Statements about hashrate capacity

Statements in the press release about hashrate capacity (including ‘installed capacity’) or ‘nameplate’ capacity, will often differ from the actual or observed hashrate. Hashrate capacity or ‘nameplate’ capacity generally makes certain assumptions about the efficiency of the ASIC miners that are in use. Some ASIC miner models will consume less power to create the same amount of hashing power than other ASIC miner models (typically more recent models are more efficient). Many ASIC miner fleets are blended fleets, including various ASIC miner models each with different efficiency ratings. Hashrate capacity figures typically assume 100% deployment of ASIC miners. Given the large numbers of computing units (often numbering in the tens of thousands), ASIC mining fleets are rarely 100% deployed and online at any one time. This can be due to a variety of factors, including ASIC miners being under maintenance, in repair workshops, in storage, in transit, or due to technical faults and breakdowns. Once deployed and online, the actual or observed hashrate can be influenced by other factors such as heat, overclocking (causing the ASIC miner to perform at levels higher than the manufacturer’s specifications), the age, and wear and tear exhibited by the ASIC miners and also by the limitations of the surrounding infrastructure, such as power outages, and MDC and transformer breakdowns. Construction and development delays are a common risk for mining data centers, for example due to weather, permitting delays, or labor and equipment shortages. Investors should consider all risk factors related to uptime when considering these figures, which are a best-case scenario. The above information is for general information purposes only, and are forward looking statements which should not be relied upon as being necessarily indicative of future results. Mawson takes no responsibility for the accuracy of third-party information, including websites. Please see our Risk Factors in our Annual Report on Form 10-K filed March 21, 2022, under the Sub-Heading Risks Relating to Our Business and Management for important risks related to our Self-Mining.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Mawson cautions that statements in this press release that are not a description of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words referencing future events or circumstances such as “expect,” “intend,” “plan,” “anticipate,” “believe,” and “will,” among others. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon Mawson’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, the possibility that Mawson’s need and ability to raise additional capital, the development and acceptance of digital asset networks and digital assets and their protocols and software, the reduction in incentives to mine digital assets over time, the costs associated with digital asset mining, the volatility in the value and prices of cryptocurrencies and further or new regulation of digital assets. More detailed information about the risks and uncertainties affecting Mawson is contained under the heading “Risk Factors” included in Mawson’s Annual Report on Form 10-K filed with the SEC on March 21, 2022, and Mawson’s Quarterly Report on Form 10-Q filed with the SEC on August 22, 2022, November 14, 2022 and in other filings Mawson has made and may make with the SEC in the future. One should not place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Mawson undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as may be required by law.

Investor Contact:
Brett Maas
646-536-7331
brett@haydenir.com
www.haydenir.com

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